                         [PRICE WATERHOUSE LETTERHEAD]


                       Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form N-2 of our reports dated August 12, 1997, relating to the balance sheets of CIP Management, L.P., CIP Management, Inc. and Community Investment Partners III, L.P., LLLP which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP

Price Waterhouse LLP
St. Louis, Missouri

November 26, 1997